Exhibit 10.6

BANK OF THE CAROLINAS CORPORATION

135 Boxwood Village Drive

Mocksville, North Carolina 27028

July 15, 2014

Sandler O’Neill Asset Management

150 East 52nd Street, 30th Floor

New York, NY 10028

Ladies and Gentlemen:

Reference is made to that certain Stock Purchase Agreement, dated as of July 15, 2014 (the “Purchase Agreement”), between Bank of the Carolinas Corporation, a North Carolina corporation (the “Company”) and the purchasers identified on the signature pages thereto (the “Purchasers”). In connection with the execution and delivery of the Purchase Agreement, the Company and the Purchasers named on Schedule A hereto (the “Sandler Purchasers”) are contemporaneously entering into this agreement (the “Side Letter Agreement”) and, as such, the parties hereto acknowledge and agree that this Side Letter Agreement shall remain in full force and effect notwithstanding the execution and delivery of the Purchase Agreement. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

The Company and each Sandler Purchaser hereby agree as follows:

1. Board Observation Rights. Following the Closing, for so long as a Sandler Purchaser, together with its Affiliates and Persons who share a common discretionary investment adviser with such Sandler Purchaser, owns 1% or more of all of the outstanding shares of Common Stock (counting for such purposes all shares of Common Stock into or for which any securities owned by such Sandler Purchaser are directly or indirectly convertible or exercisable) or until Sandler O’Neill Asset Management no longer wants to have Board Observation Rights, Sandler O’Neill Asset Management shall be entitled to have one (1) representative attend (either in person or telephonically) all meetings of the Board of Directors of the Company in a nonvoting observer capacity, which will include the right and ability to participate in discussions of the Board, the right to receive notice of all meetings of the Company’s Board of Directors and the right to receive copies of all notices, minutes, written consents, and other materials that it provides to members of the Board, at the same time so provided to the Board; provided, that Sandler O’Neill Asset Management shall, and shall cause each of its representatives who may have access to any of the information made available at any meeting of the Company’s Board of Directors or provided by the Company to its Board of Directors, hold in confidence and not disclose or use, directly or indirectly, any such information, other than in connection with Sandler O’Neill Asset Management’s investment in the Company; provided further, that the Company reserves the right not to provide information to Sandler O’Neill Asset Management or its representatives and to exclude them from any meeting or portion thereof if attendance at such meeting by them would adversely affect the attorney-client privilege between the Company and its counsel or if any of Sandler O’Neill Asset Management or its representatives is or becomes a competitor, or affiliated in any manner with a competitor, of the Company (but must disclose to Sandler O’Neill Asset Management that the Board is having such a meeting).

2. Conflicting Terms. This Side Letter Agreement constitutes a valid and binding agreement of the Company and the Sandler Purchasers and shall survive the execution and delivery of the Purchase Agreement. In the event of any conflict between the provisions of this Side Letter Agreement and the provisions of the Purchase Agreement, the provisions of this Side Letter Agreement shall prevail and be given effect.

3. Counterparts. This Side Letter Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts will be deemed an original, will be construed together and will constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Side Letter Agreement as of the date first above written.

Very truly yours,

BANK OF THE CAROLINAS CORPORATION

By:	/s/ Stephen R. Talbert
Name:	Stephen T. Talbert
Title:	CEO and President

ACCEPTED AND AGREED as of

the date first written above by the undersigned,

thereunto duly authorized

SANDLER O’NEILL ASSET MANAGEMENT

By:	/s/ Terry Maltese
	Name:	Terry Maltese
	Title:	President & CEO